Exhibit 99.1

Allison Transmission Announces Second Quarter 2022 Results

*	Net Sales of $664 million, up 10% year over year (up 13% year to date)

*	Diluted EPS of $1.26, up 25% year over year (up 24% year to date)

*	Record net sales for the first half of the year in the Outside North America On-Highway end market

INDIANAPOLIS, August 3, 2022 – Allison Transmission Holdings Inc. (NYSE: ALSN), a leading designer and manufacturer of conventional and electrified vehicle propulsion solutions and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions for commercial and defense vehicles, today reported net sales for the second quarter of $664 million, a 10 percent increase from the same period in 2021, driven by price increases, resilient customer demand despite persistent supply chain challenges and the continued execution of growth initiatives.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Second quarter 2022 results demonstrate solid year over year performance. Net sales growth of 10 percent was once again surpassed by Diluted EPS growth of 25 percent. Per share returns in excess of net sales and net income growth are driven by Allison’s disciplined and well-defined approach to capital allocation. In spite of a challenging environment, the Allison team continues to deliver balanced execution, while driving multi-year growth initiatives across all of our end markets.”

Graziosi continued, “As a result of the ongoing strength in Allison’s global On- and Off-Highway end markets, we are pleased to affirm the full year 2022 guidance midpoints, while narrowing the guidance ranges, provided to the market on February 16. Finally, during the second quarter, we settled $34 million of share repurchases and paid a quarterly dividend of $0.21 per share to shareholders. As of June 30, Allison had repurchased 3 percent of outstanding shares, year to date.”

Second Quarter Financial Highlights

Net sales for the quarter were $664 million. Year over year results were led by:

•	A 13 percent increase in net sales in the North America On-Highway end market principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks,

•

A $25 million increase in net sales in the Global Off-Highway end markets driven by sustained demand for hydraulic fracturing applications in the energy sector as well as higher demand in the mining and construction sectors,

•	An 8 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by North America service parts and global support equipment, and

•	A 7 percent increase in net sales in the Outside North America On-Highway end market principally driven by improving demand in Europe and South America.

Net income for the quarter was $122 million. Diluted EPS for the quarter was $1.26. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $227 million. Net cash provided by operating activities for the quarter was $66 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $36 million.

Second Quarter Net Sales by End Market

End Market	Q2 2022 Net Sales ($M)	Q2 2021 Net Sales ($M)	% Variance
North America On-Highway	$340	$302	13%
North America Off-Highway	$20	$9	122%
Defense	$29	$48	(40%)
Outside North America On-Highway	$105	$98	7%
Outside North America Off-Highway	$32	$18	78%
Service Parts, Support Equipment & Other	$138	$128	8%
Total Net Sales	$664	$603	10%

Second Quarter Financial Results

Gross profit for the quarter was $311 million, an increase of 8 percent from $288 million for the same period in 2021. The increase in gross profit was principally driven by price increases on certain products and higher net sales partially offset by unfavorable material costs.

Selling, general and administrative expenses for the quarter were $78 million, a decrease of $2 million from $80 million for the same period in 2021. The decrease was principally driven by lower commercial activities spending.

Engineering – research and development expenses for the quarter were $46 million, an increase of $5 million from $41 million for the same period in 2021. The increase was principally driven by increased product initiatives spending.

Net income for the quarter was $122 million, an increase of $12 million from $110 million for the same period in 2021. The increase was principally driven by higher gross profit partially offset by increased product initiatives spending.

Net cash provided by operating activities was $66 million, a decrease of $74 million from $140 million for the same period in 2021. The decrease was principally driven by higher operating working capital funding requirements and higher cash income taxes partially offset by higher gross profit.

Second Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $227 million, an increase of $14 million from $213 million for the same period in 2021. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased product initiatives spending.

Adjusted free cash flow for the quarter was $36 million, a decrease of $59 million from $95 million for the same period in 2021. The decrease was driven by lower net cash provided by operating activities partially offset by lower capital expenditures.

Full Year 2022 Guidance Update

We are narrowing the full year 2022 guidance ranges and affirming the guidance midpoints released to the market on February 16. Allison expects 2022 Net Sales in the range of $2,650 to $2,750 million, Net Income in the range of $450 to $500 million, Adjusted EBITDA in the range of $885 to $955 million, Net Cash Provided by Operating Activities in the range of $590 to $660 million, Adjusted Free Cash Flow in the range of $420 to $480 million and Capital Expenditures in the range of $170 to $180 million.

Our 2022 net sales guidance reflects higher customer demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets, price increases on certain products and the continued execution of our growth initiatives.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Wednesday, August 3 to discuss its second quarter 2022 results. The dial-in phone number for the conference call is 1-877-425-9470 and the international dial-in number is 1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 8:00 p.m. ET on August 3 until 11:59 p.m. ET on August 10. The replay dial-in phone number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13731235.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: increases in cost, disruption of supply or shortage of labor, freight, raw materials or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the war in Ukraine and the COVID-19 pandemic; global economic conditions; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Raymond Posadas

Managing Director, Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 242-5000

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net sales	$664	$603	$1,341	$1,191
Cost of sales	353	315	710	612

Gross profit	311	288	631	579
Selling, general and administrative	78	80	153	153
Engineering—research and development	46	41	89	79

Operating income	187	167	389	347
Interest expense, net	(30)	(30)	(59)	(59)
Other (expense) income, net	(3)	3	(13)	6

Income before income taxes	154	140	317	294
Income tax expense	(32)	(30)	(66)	(64)

Net income	$122	$110	$251	$230

Basic earnings per share attributable to common stockholders	$1.26	$1.01	$2.59	$2.09

Diluted earnings per share attributable to common stockholders	$1.26	$1.01	$2.56	$2.07

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	June 30,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and Cash Equivalents	$122	$127
Accounts receivable, net	363	301
Inventories	228	204
Other current assets	52	39

Total Current Assets	765	671
Property, plant and equipment, net	705	706
Intangible assets, net	901	917
Goodwill	2,076	2,064
Other non-current assets	87	99

TOTAL ASSETS	$4,534	$4,457

LIABILITIES
Current Liabilities
Accounts payable	$198	$179
Product warranty liability	28	33
Current portion of long-term debt	6	6
Deferred revenue	39	37
Other current liabilities	160	204

Total Current Liabilities	431	459
Product warranty liability	25	20
Deferred revenue	96	99
Long-term debt	2,502	2,504
Deferred income taxes	530	514
Other non-current liabilities	201	227

TOTAL LIABILITIES	3,785	3,823
TOTAL STOCKHOLDERS’ EQUITY	749	634

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,534	$4,457

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$66	$140	$229	$271
Net cash used for investing activities (a) (b)	(30)	(45)	(68)	(69)
Net cash used for financing activities	(56)	(153)	(162)	(274)
Effect of exchange rate changes on cash	(3)	1	(4)	—

Net decrease in cash and cash equivalents	(23)	(57)	(5)	(72)
Cash and cash equivalents at beginning of period	145	295	127	310

Cash and cash equivalents at end of period	$122	$238	$122	$238

Supplemental disclosures:
Interest paid	$31	$31	$57	$38
Income taxes paid	$58	$44	$59	$45
(a) Additions of long-lived assets	$(30)	$(45)	$(50)	$(69)
(b) Business acquisitions	$—	$—	$(23)	$—

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (GAAP)	$122	$110	$251	$230
plus:
Income tax expense	32	30	66	64
Interest expense, net	30	30	59	59
Depreciation of property, plant and equipment	26	26	53	51
Amortization of intangible assets	12	11	23	23
Unrealized (gain) loss on marketable securities (a)	(4)	—	11	—
Stock-based compensation expense (b)	6	5	9	8
Technology-related investments gain (c)	—	—	(6)	—
Unrealized loss on foreign exchange (d)	2	1	3	—
Acquisition-related earnouts (e)	1	—	2	—

Adjusted EBITDA (Non-GAAP)	$227	$213	$471	$435

Net sales (GAAP)	$664	$603	$1,341	$1,191
Net income as a percent of net sales (GAAP)	18.4%	18.2%	18.7%	19.3%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	34.2%	35.3%	35.1%	36.5%
Net cash provided by operating activities (GAAP)	$66	$140	$229	$271
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(30)	(45)	(50)	(69)

Adjusted free cash flow (Non-GAAP)	$36	$95	$179	$202

(a)	Represents a (gain) loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(b)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(c)	Represents a gain (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(d)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(e)

Represents expenses (recorded in Selling, general and administrative, Engineering—research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2022
	Low	High
Net Income (GAAP)	$450	$500
plus:
Depreciation and amortization	158	158
Income tax expense	130	150
Interest expense, net	119	119
Stock-based compensation expense (a)	18	18
Unrealized loss on marketable securities (b)	11	11
Unrealized loss on foreign exchange (c)	3	3
Acquisition-related earnouts (d)	2	2
Technology-related investments gain (e)	(6)	(6)

Adjusted EBITDA (Non-GAAP)	$885	$955

Net Cash Provided by Operating Activities (GAAP)	$590	$660
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(170)	$(180)

Adjusted Free Cash Flow (Non-GAAP)	$420	$480

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(c)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(d)

Represents expenses (recorded in Selling, general and administrative, Engineering—research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

(e)	Represents gains (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in transmission technologies.